Exhibit 10.25


          SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT


     This Agreement, made and entered into and effective as of the 30th day of November, 1994, by and among Enron Corp.
(Company"), and Richard D. Kinder ("Employee"), is an amendment to that certain Employment Agreement between the parties effective September 1, 1989 (the "Employment
Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement to provide for Employee and Company to establish a program for survivor life insurance;

     WHEREAS, Employee has certain rights and post retirement benefits under the terms and provisions of the Enron Executive Supplemental Survivor Benefits Plan and the
Houston Natural Gas Corporation and Subsidiaries Executive
Post-Retirement Salary Continuation Agreement;

     NOW, THEREFORE, in consideration thereof, and of the mutual covenants contained herein, the parties agree as follows:

     1. As consideration for Employee entering into this Seventh Amendment to Employment Agreement, Employee shall receive a payment in the amount of Fifty-Six Thousand Three
Hundred and No/100 Dollars ($56,300.00) on or before November 30, 1994 and eight (8) annual payments of One
Hundred Twenty-One Thousand Two Hundred Forty-Five and
No/100 Dollars ($121,245.00) each on or before each March 1 in the years 1995 through 2002. Notwithstanding any provision to the contrary in the Employment Agreement and any amendments thereto, the consideration described in this Paragraph 1 of the Seventh Amendment to the Employment
Agreement shall be paid to Employee in any and all events, in accordance with the provisions herein.

     2. Article 3, Section 3.3 Other Employee Benefits shall be amended by adding the following language:

     Employee irrevocably waives, renounces and forfeits any and all rights to post retirement benefits under the Enron Executive Supplemental Survivor Benefits Plan and all benefits under the Houston Natural Gas Corporation and Subsidiaries Executive Post-Retirement Salary Continuation Agreement between Employee and Houston Natural Gas Corporation dated July 1, 1985.

     3.   This Agreement is an amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


ENRON CORP.


By:    JOHN H. DUNCAN
Name:  John H. Duncan
Title: Chairman, Executive
       Committee of Board of
       Directors



By:    CHARLES A. LeMAISTRE
Name:  Charles A. LeMaistre
Title: Chairman, Compensation
       Committee of Board of
       Directors



RICHARD D. KINDER
Richard D. Kinder